AMERICAN METALS SERVICE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 1999


     The undersigned hereby appoints Paul O. Koether and John W. Galuchie, Jr. or either of them, as proxies with full power of substitution to vote all shares of common stock, par value $.01 per share, of American Metals Service, Inc. which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American Metals Service, Inc. to be held on Monday, May 10, 1999, and at any adjournment(s), postponement(s) or continuation(s) thereof. The proxies are instructed as indicated below. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment(s), postponement(s) or continuation(s) thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PERSONS NAMED HEREON AS DIRECTORS, "FOR" ITEMS 2 AND 3 AND WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE. BY MARKING, SIGNING, DATING AND RETURNING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

     A proxy submitted which either gives no direction or which "abstains" on all issues, will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.


                 (to be continued and signed on the other side)

     ITEM 1. To elect the nominees whose names appear at right as directors for a term of one year or until their successors are duly elected and qualified:

FOR all nominees listed to right (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed to right

                           NOMINEES:        Paul O. Koether
                                            Mark W. Jaindl
                                            John W. Galuchie, Jr.

For, except vote withheld from the following nominee(s):

--------------------------------------------------
                                                      For     Against    Abstain

ITEM 2.  Proposal to approve an increase of the
         authorized shares from 6,000,000 to
         12,000,000.                                    __        __        __



ITEM 3.  Proposal to approve the form of
         Agreement and Plan of Merger
         to reincorporate in Delaware.                  __        __        __


ITEM 4.  In their discretion, the proxies are
         authorized to vote upon such other
         business as may properly come
         before the meeting.                           __        __        __


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature
              --------------------------------              Date ---------, 1999
              Signature and title or authority


Signature
              --------------------------------              Date ---------, 1999
              Signature if held jointly


     IMPORTANT: Signature(s) should agree with name(s) as printed on this proxy. When shares are held by Joint Tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.